EXHIBIT 23(G)(X) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K


Huntington Situs Small Cap Fund and Huntington VA Situs Small Cap Fund changed their names to Huntington Situs Fund and Huntington VA Situs Fund - 1/24/08

                                  SCHEDULE II

                   AMENDED AND RESTATED AS OF AUGUST 31, 2007

                                   PORTFOLIOS

                        Huntington Real Strategies Fund

                       Huntington VA Real Strategies Fund

                        Huntington Situs Small Cap Fund

                       Huntington VA Situs Small Cap Fund



This Schedule II, amended and restated as of August 31, 2007, is hereby incorporated and made part of the Foreign Custody Agreement dated June 23, 2006 by and between the parties named below (the "Agreement"), and replaces any and all prior versions of Schedule II to the Agreement.

Witness the due execution hereof this           day of September, 2007.

THE HUNTINGTON NATIONAL BANK            THE BANK OF NEW YORK

By:                                     By:
Name:  B. Randolph Bateman              Name:
Title:                                  Title:



Acknowledged and Agreed:

THE HUNTINGTON FUNDS

By:
Name:  George M. Polatas
Title:  Vice President